UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
(Amendment No.1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANTAGE DISPOSAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	602-421-4464 (I.R.S. Employer Identification Number)

42583 North Coyote Road
Queen Creek, Arizona 85140
Telephone: 602-421-4464
(Address and telephone number of principal executive offices)

Frederick M. Mintz, Esq.
488 Madison Avenue
Suite 1100
New York, New York 10022
Telephone: 212-486-2500
 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public by both we and the selling stockholders: From time to time after the effective date of this Registration Statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered	Proposed offering price per Share1	Proposed aggregate offering	Amount of registration fee

Common Stock, $.001 par value per Share	75,000,000	$0.035	$2,625,000	$300.83

Total				$300.83

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

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THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JULY 24, 2012

Advantage Disposal Solutions, Inc.
75,000,000 Shares Common Stock, at $0.035 Per Share

This Prospectus relates to the resale of up to an aggregate of 75,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders named in this Prospectus. We have in our sole and absolute discretion the right to cause Highland Global Partners, Inc. (“Highland”) to purchase (the “Equity Line”) part or all of seventy five million (75,000,000) shares (the “Put Shares”) of the Company’s Common Stock at a price of $0.025 per share for a period of nine (9) months after the  registration statement (the “Registration Statement”) to which this prospectus is made a part is declared effective (the “Equity Line Period”) by the U.S. Securities and Exchange Commission (the “SEC”). We may draw upon the Equity Line from time to time, as and when we determine appropriate in accordance with the Equity Line Agreement during the Equity Line Period.  Highland is obligated to purchase up to $1,875,000 of our Common Stock under the Equity Line.  The Put Shares will be paid for by Highland by payment of cash or a promissory note payable one (1) year after the date of receipt of the subject Put Shares.  Highland, or its assigns and successors-in-interest (hereinafter collectively referred to as the “selling stockholders”) may then offer for sale or other transfer from time to time the shares being registered pursuant to this prospectus. This offering will terminate twelve (12) months after the Registration Statement is declared effective by the SEC.  The selling stockholders will sell the shares at a price of $0.035 per share until such time as the shares are traded on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed and then at the prevailing market price for the shares or in negotiated transactions or through a combination of such methods. See "Plan of Distribution" on Page 20 of this Prospectus. We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.  However, we will receive proceeds from the sale of the Put Shares under the Equity Line. The proceeds from the sale of the Put Shares will be used exclusively to finance the business described in this Registration Statement. There is no minimum amount of shares which the selling stockholders must sell and no money raised from the sale of our stock will be placed in escrow, trust or any other similar arrangement. Our securities are more fully described in the section of this Prospectus titled "Description of Securities" on Page 20.

The selling stockholders are “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Equity Line Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement; provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by this registration statement.

There is currently no public market for our Common Stock.

We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act").

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                 , 2012.

The information contained in this Prospectus is not complete and is subject to change.  The selling stockholders are not permitted to sell securities until the registration statement, of which this Prospectus is a part, filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Statements in this Prospectus discuss future expectations and plans, which are considered forward-looking statements as defined by Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, as amended.  Sentences which incorporate words such as “believes,” “intends,” “expects,” “predicts,” “may,” “will,” “should,” “contemplates,” “anticipates,” or similar statements are based upon our beliefs and expectations using the most current information available to us.  In view of the fact that our discussions in this Prospectus are based upon our estimates and beliefs concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements.  Moreover, although we reasonably expect, to the best of our knowledge and belief, that the results to be achieved by us will be as set forth in the following discussion, the following discussion is not a guarantee and there can be no assurance that any of the potential results which are described will occur.  Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material. These forward-looking statements involve a number of risks and uncertainties, including, but not limited to, the following: (i) our lack of an operating history, (ii) competition and (iii) our need for additional financing to develop our services and meet our capital requirements.  In order to have investors better understand our services, we have attempted to simplify the technical terminology and explanations; however, this may have resulted in a less accurate description of those services.  Therefore all investors should consult their respective counsel and advisors with respect to an understanding of our services.

Notwithstanding the preceding paragraph, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) is not available for statements made by an issuer of penny stock or statements which are made in connection with an initial public offering.

ADVANTAGE DISPOSAL SOLUTIONS, INC.

You should rely only upon the information contained in this Prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide you with information that is different from that set forth in this Prospectus.  The selling stockholders are offering to sell shares of Common Stock and seeking offers to buy shares of Common Stock only in jurisdictions where offers and sales are permitted.  The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

PART I

PROSPECTUS SUMMARY

SUMMARY INFORMATION AND RISK FACTORS.

The following summary contains basic information about our company and this offering.  It does not contain all the information that is important to you in making an investment decision.  You should read this Prospectus summary together with the entire Prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this Prospectus.  Unless otherwise indicated, all information contained in this Prospectus is based upon information as of July 24 , 2012.

OUR BUSINESS

Advantage Disposal Solutions, Inc. (“we”, “us”, “our”, or the “Company”) was incorporated pursuant to the laws of the State of Wyoming on November 2, 2011 (the “Wyoming Company”). On June 21, 2012, the Company was incorporated pursuant to the laws of the State of Delaware (the “Delaware Company”). Subsequently, the Delaware Company acquired from the stockholders of the Wyoming Company one hundred (100%) percent of the issued and outstanding shares of the Wyoming Company in exchange for an equal number of shares of the Delaware Company. All references to our shares in this Prospectus, reflects the shares authorized and issued in the Delaware Company.

We intend to become a leader of the Waste Water (hereinafter defined) transportation, processing and disposal industry, and to play a major role in the injection well industry. Our business plan is to facilitate, what management believes will be, the efficient and reliable disposal of waste byproducts of drilling, completion and production of oil and gas wells.

There are three major types of waste products of the drilling industry which will be our primary focus: “Drill Mud”, “Frac Water” and “Production Water” (collectively, “Waste Water”).  We intend to use injection wells to dispose of Waste Water. Waste Water injection wells, or simply referred to as injection wells, are constructed of solid-walled pipes which are placed into the ground between layers of rocks. The Waste Water is then injected into these pipes to avoid polluting or adversely affecting fresh water. We intend to solicit trucking companies to transport the Waste Water from the oil wells where the Waste Water is produced to our injection wells where the Waste Water will be injected 4,000-5,000 feet beneath the surface.  This depth is required to avoid contaminating the ground water.

We intend to market directly to all Waste Water producers, trucking companies and energy providers. Our intended initial plan of operations will be in North Dakota, because North Dakota is now the country’s third largest producer of crude oil pushing ahead of California, and if output continues to accelerate it should overtake Alaska as the second-largest U.S. producer within months. Reuters Staff Writer, North Dakota: Site of A Natural Gas and Oil Fracking Boom,International Business Times, March 19, 2012.  North Dakota currently has over 6,500 oil wells, more than at any other time in the state’s oil producing history, and has been producing in excess of a half-million barrels of oil a day since November 2011. 2011 by the numbers: no stopping the oil boom, The Bismarck Tribune, Jan. 1, 2012. The Bakken and Three Forks Formation areas of North Dakota comprise about 95% of the oil drilling in North Dakota. Id.  Data released by the State Industrial Commission Oil & Gas Division reflects that production almost doubled in the Bakken and Three Forks Formation area of North Dakota between January 2011 and January 2012, and state officials expect oil production to continue to increase. North Dakota surpasses oil production record, Associated Press, Nov 23, 2011.  Management believes that the rise in oil drilling in North Dakota presents an opportunity for Waste Water well sites. In addition, North Dakota regulations prohibit the use of earthen pits or open receptacles to store or dispose of Waste Water. Accordingly, there is a demand for deep well injection sites to dispose of Waste Water continuously being produced as a byproduct of the drilling industry.

Our initial goal is to obtain permits to drill injection wells, drill the injection wells and install facilities to accommodate the disposal of Waste Water in a safe and efficient manner. Currently trucks can wait as long as two days to unload their Waste Water, and our proposed method of disposal, which is described in the last paragraph on the proceeding page, is intended to remedy this problem. We intend to form relationships with trucking companies who haul Waste Water from oil and gas wells and intend to work directly with energy companies to become their designated Waste Water disposal company.  We intend to have multiple Waste Water disposal facilities in close proximity to oil well sites to offer what we believe will be a quicker turnaround time for trucking companies, and an anticipated cheaper and more efficient disposal for the energy companies.  Based upon other disposal wells in the region, management believes that an injection well of our proposed type can inject anywhere from 1,500 to upwards of 14,000 barrels per day.  We intend to offer Waste Water disposal rates in line with the competition in the industry: $0.65 per barrel of Production Water, and $1.75 per barrel of Drill Mud and Frac Fluid.

We estimate that our first injection well site, which we intend to locate in McKenzie County, will be capable of injecting from 3,000 to 7,000 barrels of Waste Water per day. The rock formation underlying our proposed drill sites, known as the Dakota Formation, is porous sandstone, capable of absorbing large amounts of water. The Dakota Formation has an impermeable upper and lower formation which keeps the Waste Water from contaminating any ground water. McKenzie County has recently experienced a surge in oil production and well drilling.  We believe that this will provide a fertile launching ground for us because we believe there is an abundance of oil wells in need of Waste Water disposal services in close proximity to our proposed initial injection well sites.

In addition, with the use of proper facility engineering and chemical treatments we will be able to extract oil from the Waste Water prior to injection and sell such oil.  The oil which is extracted can boost our profits between 20 to 75 percent depending upon the types of Waste Water which we receive and how it is handled.  This oil is the same North Dakota Sweet crude which the producers are selling and our effective separation of it can boost our profit margins and will enable us to grow faster.

We entered into an Equity Line Agreement as of July 2, 2012 with Highland Global Partners, Inc. (“Highland”) in order to establish a source of funding for us. Pursuant to the terms of the Equity Line Agreement, we are required to register, and have included in the offering pursuant to this prospectus, 75,000,000 shares of Common Stock which we may sell to Highland.

We have the right, but not the obligation, to sell up to seventy five million (75,000,000) shares of our Common Stock (the “Put Shares”) at a purchase price of $0.025 per share, from time to time, as and when we determine is appropriate in accordance with the terms of the Equity Line Agreement (the “Equity Line”), for a period of nine (9) months after this Registration Statement is declared effective (the “Equity Line Period”). The maximum number of Put Shares we may put in each exercise of the Equity Line shall be ten (10%) percent of the total number of Put Shares. Each exercise of the Equity Line shall be not less than twenty one (21) days after the immediately prior exercise of the Equity Line. The Put Shares shall be paid for by Highland by payment of cash or a promissory note payable one (1) year after the date of receipt of the subject Put Shares.

If we fully exercise the Equity Line then we shall be selling to Highland  seventy five million (75,000,000) shares of Common Stock.  All 75,000,000 shares are being offered pursuant to this prospectus. Under the Agreement, Highland have agreed to purchase up to $1,875,000 of Common Stock, and we have the right but not the obligation to sell 75,000,000 shares to Highland. The sale of shares to Highland pursuant to the Equity Line Agreement is made in reliance upon Section 4(2) of the Securities Act.  See “The Highland Transaction” on Page 16.

The Equity Line Agreement

All 75,000,000 shares registered in this offering shall be freely tradable. The sale to Highland and by Highland or its assigns and successors-in-interest (hereinafter collectively referred to as the “selling stockholders”) of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. The selling stockholders may ultimately acquire all or none of the shares of Common Stock not yet issued but registered under this offering. After the selling stockholders have acquired such shares, they may sell all, some or none of such shares. Therefore, sales to the Highland by us pursuant to the Equity Line Agreement may result in substantial dilution to the interest of other holders of our Common Stock.

In connection with entering into the Equity Line Agreement, we authorized the sale to Highland of up to 75,000,000 shares of our Common Stock. We anticipate that we will sell all 75,000,000 shares of our Common Stock pursuant to the Equity Line Agreement, all of which are included in this offering. The selling stockholders may, but are not obligated to, offer all or part of their shares of common stock for resale. Therefore, the number of shares offered for sale by the selling stockholders is dependent upon both the number of shares we determine to sell to Highland pursuant to the Equity Line Agreement, and the number of shares Highland or its assigns and successors-in-interest determine to offer for resale.

THE OFFERING

Securities Being Registered
We entered into an Equity Line Agreement with Highland Global Partners, Inc. (“Highland”) as of July 2, 2012, a copy of which is an Exhibit to this Registration Statement, in order to establish a source of funding for us. Pursuant to the Equity Line Agreement, we are required to register and have included in the offering pursuant to this prospectus, an aggregate of 75,000,000 shares of Common Stock. We have the right but not the obligation to put part or all of 75,000,000 shares of Common Stock pursuant to the Equity Line Agreement. We may put to the Highland from time to time for a period of nine (9) months after this Registration Statement is declared effective, which Highland is obligated to purchase from us. This offering shall terminate twelve (12) months after the Registration Statement is declared effective by the SEC.

Plan of Distribution
Highland or its assigns and successors-in-interest (hereinafter collectively, referred to as the “selling stockholders”) may offer or sell up to 75,000,000 shares of Common Stock independently or through agents or brokers, which may involve block transactions on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices or at fixed prices; or by any other legally available means.

Offering Price
The selling stockholders will determine when and if they will sell the common stock offered in this prospectus. The selling stockholders will sell the common stock at a price of $0.035 per share until such time as the shares are traded on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed and then at the prevailing market price for the shares or in negotiated transactions or through a combination of such methods.

Use of Proceeds
We will not receive proceeds from the sale of our shares by the selling stockholders. However, we will receive proceeds from the sale of our Common Stock to Highland pursuant to the Equity Line Agreement, which proceeds will be used for exclusively for the business as described in this Registration Statement.

Securities Outstanding
  As of the date of this Registration Statement, there are one hundred ten million (110,000,000) shares of Common Stock issued and outstanding. Assuming that we fully utilize the Equity Line, there shall be one hundred eighty five million (185,000,000) shares of Common Stock issued and outstanding at the termination of this offering.

We intend to issue twenty million (20,000,000) shares of A Preferred within the period commencing seven (7) months after the date upon which there is a sale of shares of our Common Stock (the “Trading Date”) on a national securities exchange  including, but not limited to, regional exchanges or on an inter-dealer quotation system and terminating ten (10) months after the Trading Date as follows (A) eighteen million (18,000,000) shares to the existing stockholders and (B) two million (2,000,000) shares to be divided pro rata amongst all stockholders who own free trading stock other than Highland as of the date which is seven (7) months after the Trading Date.

Risk Factors
An investment in our shares is highly speculative and purchasers may suffer a rapid and substantial loss per common share compared to the purchase price.  No individual should invest in our common shares who cannot afford to risk the loss of his or her entire investment.  See “Risk Factors” on Page 9 of this Prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  If any of the following risks actually occur, our business, financial condition and operations will be materially affected.

Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this Prospectus, before purchasing the Shares pursuant to this Prospectus.

Our business is difficult to evaluate because we have no operating history.

We are a new company with no operating history. Because of our lack of operating history, no revenues or earnings and no assets, there is a risk that we will be unable to operate.  The cost of starting a waste water disposal business is high due to the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to commence operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues.  We are likely to have continually increasing net operating losses until we successfully negotiate agreements for well sites, inspect well sites, drill injection wells, install the necessary infrastructure and obtain capital to finance the drilling and construction of the disposal well facilities.  There can be no guarantee that we will be able to successfully break into the waste water disposal market in North Dakota.

Our auditor has raised substantial doubt about our ability to continue as a going concern.

The report of our independent auditor with respect to our audited financial statements for the  year ended December 31, 2011, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. We have accumulated deficit since inception of $1,756 for the period from our inception, November 2, 2011, to  March 31, 2012 , and have had no revenues. Our future is dependent upon our ability to obtain financing and upon successful operations and future development. This is a significant risk to investors who purchase shares of our Common Stock because there is an increased risk that we may not be able to generate and/or raise enough capital to become operational. Our auditor’s concern may inhibit our ability to raise financing because we may not remain operational, which would most likely cause our business to fail.

There can be no assurance that our business model will be successful.

We believe that our waste disposal services will offer attractive and profitable alternatives compared to those offered by our competitors.  However, there can be no assurance with respect to our future performance or success.  The results of our attempts to obtain well injection sites, to develop our well injection sites by drilling and installing the injection wells, as well as the procurement of the waste water producing and trucking clientele will be critical factors to our success.

We are an “Emerging Growth Company”.

We are an "emerging growth company", as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements which are applicable to other public companies which are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligation regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. At this time, we shall not take advantage of any of these exemptions. If at any time we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date upon which we become a "large accelerated filer" as defined in Rule 12B-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date upon which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We will likely need additional financing to develop our services and to meet our capital requirements.

Pursuant to the Equity Line Agreement, if we require it to, Highland shall be obligated to purchase part or all of seventy five million (75,000,000) shares of our Common Stock following the effectiveness of this Registration Statement. Additionally, even if we fully exercise the put to Highland of seventy five million (75,000,000) shares pursuant to the Equity Line Agreement, there can be no assurance that the proceeds received from such purchase will be sufficient to fund operations over an extended period of time, and thus we will likely need additional funding.  If we were to require additional funds, there can be no assurance that any funds will be available or available on favorable terms. Any financing will also likely cause substantial dilution. Other than the Equity Line Agreement, we will be dependent upon sources such as: future earnings, funds from private sources such as, loans and additional private placements, and funds from future public offerings.  In view of our lack of operating history, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous.  If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

The oil and gas industry is heavily influenced by conditions over which we have no control.

The waste water disposal services which we plan to offer would be marketed in the oil and gas industry sectors which has experienced significant fluctuations in demand based upon economic conditions, energy prices, consumer demand and other factors beyond our control. The demand for our intended services will depend upon our potential customers’ willingness to make expenditures to explore and to develop and produce oil and natural gas. Oil and gas producers’ willingness to undertake these activities depends largely upon prevailing industry conditions which are influenced by numerous factors over which management has no control, including, but not limited to, the following:

•	the supply of and demand for oil and natural gas;

• •	long lead times associated with acquiring equipment; shortages of qualified personnel;

•	the level of prices, and expectations about future prices, of oil and natural gas;

•	the cost of exploring for, developing, producing and delivering oil and natural gas;

•	the expected rates of declining current production;

•	the discovery rates of new oil and natural gas reserves;

•	available pipeline, storage and other transportation capacity;

•	weather conditions, including hurricanes which can affect oil and natural gas operations over a wide area;

•	domestic and worldwide economic conditions; and

•	political instability in oil and natural gas producing countries.

A prolonged period of material adverse conditions will lead to a decline in the production of oil and gas production, and consequently a decline in the demand for our services.

Oil prices are highly volatile and could adversely affect the demand for our services.

Prices for oil historically have been extremely volatile and are expected to continue to be volatile. Volatility or weakness in oil and natural gas prices (or the perception that oil and natural gas prices will decrease) affects the spending patterns of oil and natural gas producers and may result in the drilling of fewer new wells.  Any prolonged substantial reduction in oil and natural gas prices would, in all likelihood, depress the levels of exploration and development activity and result in a corresponding decline in the demand for the our proposed services. A significant prolonged decline in oil and natural gas prices could have a material adverse effect upon our business, results of operations and financial condition.

Competitors have been established in the market place, which may hinder our ability to compete.

We face competition in North Dakota from several other waste water disposal companies. These companies have a strategic advantage by being already established in the market. They have longer operating histories, broader name recognition and secured clients within both the oil and trucking industries. As a result, our ability to effectively enter the market for Waste Water disposal could be hindered, by competitors who have longer standing relationships with potential customers.

Oil producers have their own injection wells, which could limit the demand for our services.

Some of the larger oil producers such as Hess, EOG, Synergy, Whiting, Marathon, Petro-Hunt, Brigham and Continental have constructed their own injection well sites to dispose of the waste water produced from their own oil wells. With access to their own waste water injection well sites, larger oil producers will have less need for the services we intend to provide. A lower demand for our services will adversely affect our financial position and ability to continue as an ongoing concern.

The adoption of any future federal or state legislation or regulatory initiatives could materially affect our financial condition and results of operations.

Our proposed operations could be subject to numerous state and federal environment laws, rules and regulations, including but not limited to laws concerning the disposal and containment of oilfield waste and other waste materials, the use of underground injection wells, and drilling. The Environmental Protection Agency (“EPA”) has recently focused on concerns about the risk of waste contamination and public health problems from drilling and hydraulic fracturing activities. The EPA is conducting comprehensive research with respect to the potential adverse effects which hydraulic fracturing may have on water quality and public health. Although our business is unrelated to hydraulic fracturing, it is possible that any federal, state and local laws and regulations which might be imposed upon fracturing activities could also be applicable to our intended Waste Water disposal operations. Any such future laws and regulations could result in increased compliance costs or additional operating restrictions, which, in turn, could adversely affect our financial position.

Changes in federal and state environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect upon us. For example, state, national and international governments have been evaluating climate-related legislation and other regulatory initiatives which would restrict the emission of greenhouse gases in the oil and gas industry. Because our proposed business depends upon the level of activity in the oil and gas industry, existing or future laws, regulations related to climate change, could have a negative impact upon the demand for our intended business.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors, including, but not limited to increasingly stringent state and federal governmental regulations with respect to the oil and waste water service industry, in particular, changes in oil prices dictate the demand for oil and oil drilling.  Consequently, it is highly uncertain what our operating results will be in the near future.  Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities.  Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

Our success depends upon our only two members of management, the loss of any one or both of whom could disrupt our business operations.

We depend solely on the services of our two executive officers. The loss of services of our President, Griffin Scarlett or Vice President, Ty Warbington could adversely disrupt our operations.

Our Directors and Officers will have substantial influence over our operations and control substantially all of our business matters.  Initially, our two full time employees, Griffin Scarlett and Ty Warbington will comprise the entire Board of Directors and all of the officer positions.  Both will serve full-time in these positions.

Our management currently consists of two persons, Griffin Scarlett and Ty Warbington, who are our sole officers and directors, and the only persons responsible for conducting and managing our day-to-day operations.  We do not benefit from the multiple judgments which a greater number of directors or officers may provide, and we rely completely upon the judgment of such two people in making business decisions, with the assistance of our other director on matters which require the judgment of the Board of Directors.

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If, after our stock begins to trade, the trading price of our Common Stock is below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks".  These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000, exclusive of one’s primary residence, or an investor whose individual income is in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000, and has a reasonable expectation of reaching the same income level in the current year.  For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

In addition, we will be subject to an SEC rule (Rule 15c2-11) (the so-called penny stock rules) that imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. The requirement that broker-dealers comply with this rule could deter broker-dealers from recommending or selling our Common Stock, thus further adversely affecting the liquidity and share price of our Common Stock, as well as our ability to raise additional capital.

There can be no assurance that we will pay any dividends on our Common Stock.

There can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the Common Stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors, and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of our business.

Our Directors intend to authorize the issuance of twenty million shares of A-Preferred Stock which will significantly adversely affect the rights of Common Stockholders.

We intend to issue twenty million (20,000,000) shares of A Preferred within the period commencing seven (7) months after the date upon which there is a sale of shares of our Common Stock (the “Trading Date”) on a national securities exchange including, but not limited to, regional exchanges or on an inter-dealer quotation systems and terminating ten (10) months after the Trading Date.   Each share of A Preferred Stock shall be convertible into six (6) shares of Common Stock, and shall have anti-dilutive rights such that if we do a reverse split of our Common Stock, each share of A-Preferred will continue to be convertible into six (6) shares of Common Stock. For example, if there are 120,000,000 shares of the Company’s Common Stock issued and outstanding and 10,000,000 shares of the Series A Preferred Stock issued and outstanding which are convertible into 60,000,000 shares of Common Stock and there is a 1:4 reverse split of the Common Stock, decreasing the number of shares of the Company’s issued and outstanding Common Stock from 120,000,000 to 30,000,000 shares, the Series A Preferred Stock shall retain the right to convert to 60,000,000 shares of Common Stock so that after the conversion of the Series A Preferred Stock the holders of the Series A Preferred Stock will own 2/3rds (60,000,000 out of a total of 90,000,000) of the issued and outstanding shares of Common Stock in spite of the fact that, prior to the reverse split, the holders of the Series A Preferred Stock would have owned 1/3rd (60,000,000 out of a total of 180,000,000) of the issued and outstanding shares. The rights of holders of Common Stock will be impaired by dilution of their ownership interests in the Company.

If the Company enters into a “Liquidating Transaction” (hereinafter defined), the A Preferred holders are entitled to receive, before payment to holders of any other securities, an amount equal in value to one million ($1,000,000) to be distributed on a pro rata basis, based upon the number of shares of A-Preferred issued and outstanding. Then the holder of the A Preferred shall participate with the holders of Common Stock on an as converted to Common Stock basis in the distribution of all of the remaining proceeds of available funds upon the completion of a Liquidating Transaction. The entitlement of the holders of Common Stock in the event of the Company enters into a Liquidating Transaction will be substantially reduced by the rights of the A Preferred holders.

For purposes of this Prospectus, a “Liquidating Transaction” of the Company shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Company, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation, or (v) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

If the Company declares or pays dividends with respect to shares of Common Stock, then the Company simultaneously shall pay dividends to each stockholder of the A Preferred on as converted to Common Stock basis. Additionally, if there are any unpaid dividends at the time any stockholder of A Preferred exercises his, her or its right to convert to Common Stock, such unpaid dividends shall be payable in additional shares of Common Stock , thus affecting the ownership interests in the Company of the Common Stockholders.

The A Preferred also could have the effect of making it more difficult for a third party to acquire a majority of our outstanding stock. This could delay, defer, or prevent a change in control. The rights of holders of Common Stock will be subject to, and will be adversely affected by the rights of the holders of the A Preferred Stock.

Our Directors have the authority to issue additional shares of Preferred Stock without stockholder approval which could have a material adverse effect on the market value of the Common Stock.

Our directors have the authority to issue an additional  fifteen million (15,000,000) shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series without further action by our stockholders.  The rights of holders of our Common Stock will be subject to, and may be adversely affected by the rights of the holders of the Preferred Stock which have been issued or might be issued in the future. Preferred Stock also could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer, or prevent a change in control. Additionally, any such issuance of Preferred Stock could dilute the percentage ownership interest of our stockholders.  Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of the Common Stock.

The rights of holders of Preferred Stock which might be issued in the future shall be subject to, and may be adversely affected by the rights of the holders of the A Preferred Stock, and are subject to a number of restrictions. Other than the A Preferred Stock, shares of Preferred Stock shall not have more than one vote per share, shall not be entitled to pay any dividends, and shall not have anti-dilutive rights.

There can be no assurance that our Common Stock will ever be listed or quoted on NASDAQ, the New York Stock Exchange, the American Stock Exchange, the OTC Bulletin Board or one of the other national securities exchanges or markets, or that if so listed or quoted, that it would thereafter increase in value.

Our Common Stock is not listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, and we have not applied to have our Common Stock listed on any such exchange or market. Until such time as our Common Stock is listed upon any such exchange or market, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Although we intend for our Common Stock to trade on public markets, including, but not limited to, the OTC Bulletin Board, there can be no assurance that we would be successful in having our Common Stock listed or quoted on such a public market, or that if so listed or quoted, that our Common Stock would thereafter increase in value.

Even if a public market does develop, the volume of trading in our Common Stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our Common Stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of shares of our Common Stock or obtain a fair price for our Common Stock in the market.

THE HIGHLAND TRANSACTION

As of July 2, 2012, we entered into an Equity Line Agreement with Highland Global Partners, Inc. (“Highland”) in order to establish a source of funding for our Company. Pursuant to the terms of the Equity Line Agreement, we are required to register, and have included in the offering pursuant to this prospectus, 75,000,000 shares of Common Stock which Highland or its assigns and successors-in-interest (hereinafter collectively referred to as the “selling stockholders”) may sell pursuant to this Registration Statement.

 We have in our sole and absolute discretion the right to cause Highland to purchase (the “Equity Line”) part or all of seventy five million (75,000,000) shares (the “Put Shares”) of the Company’s Common Stock at a price of $0.025 per share for a period of nine (9) months after the  registration statement (the “Registration Statement”) is declared effective (the “Equity Line Period”) by the U.S. Securities and Exchange Commission (the “SEC”). We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the Equity Line Agreement during the Equity Line Period. At such time that we determine to sell the Put Shares to Highland they will be obligated to purchase them in accordance with the terms of the Equity Line Agreement.  Highland has agreed to purchase up to $1,875,000 of our Common Stock under the Equity Line. The sale of the Put Shares by us to Highland is made pursuant to the Section 4(2) private placement exemption from registration.

At the time of each exercise of the Equity Line, the maximum number of Put Shares that we are entitled to put shall be ten (10%) percent of the total number of Put Shares. Each exercise of the Equity Line shall be not less than twenty one (21) days after the immediately prior exercise of the Equity Line. The Put Shares shall be paid for by Highland by payment of cash or a promissory note payable one (1) year after the date of receipt of the subject Put Shares.

If we fully exercise the Equity Line then we will be selling to Highland seventy five million (75,000,000) shares of Common Stock. All of these 75,000,000 shares which we are registering pursuant to this Prospectus will be freely tradable.

We may sell all or none of the shares of Common Stock pursuant to the Equity Line Agreement. We anticipate that we will sell all 75,000,000 shares of Common Stock pursuant to the Equity Line Agreement. All proceeds which we receive from the sale of our shares to Highland will be used exclusively to finance the business described in this Registration Statement.

Highland or its assigns and successors-in-interest may sell all, some or none of the Put Shares which they acquire under the Equity Line Agreement. We are registering the Put Shares for resale by the selling stockholders, pursuant to the Equity Line Agreement. If the selling stockholders determine in their absolute and sole discretion to sell the Put Shares, they will sell them at a price of $0.035 per share until such time as the shares of the Company are traded on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed and then at the prevailing market price for the shares or in negotiated transactions or through a combination of such methods.

The selling stockholders are “underwriters” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Line Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We shall issue twenty million (20,000,000) shares of Series A Convertible Anti-Dilutive Preferred Shares (the “A-Preferred”) within the period commencing seven (7) months after the date upon which there is a sale of shares of our Common Stock (the “Trading Date”) on a national securities exchange  including, but not limited to, regional exchanges or on an inter-dealer quotation systems and terminating ten (10) months after the Trading Date as follows (A) eighteen million (18,000,000) shares to the existing stockholders and (D) two million (2,000,000) shares to be divided pro rata amongst all stockholders who own free trading stock other than Highland as of the date which is seven (7) months after the Trading Date.

The A-Preferred attributable to the Common Stock which Highland shall have paid for shall be issued to Highland. The A-Preferred attributable to the Common Stock which Highland have not paid for shall be held in escrow by Mintz & Fraade, P.C. pursuant to an Escrow Agreement, and shall be released when Put Shares are purchased. Any shares of Common Stock sold after the Effective Date of the Equity Line Agreement to anyone other than Highland shall not be entitled to receive A-Preferred.

Pursuant to and as of the effective date of the Equity Line Agreement , we are subject to the following restrictions;

(1) There shall be no outstanding debt to any stockholder of the Company, Director or Officer.

(2) From the date of the Equity Line and continuing for eighteen (18) months, we shall not;

(a)	Issue any equity security or any instrument of debt which may be convertible into an equity security;
(b)	Incur any additional debt, other than that acquired for normal trade credit;
(c)	Purchase any additional capital assets, other than in the ordinary course of business;
(d)	Repurchase or redeem any outstanding Common Stock;
(e)	Declare dividends or make any other distributions, which shall mean any transfer of cash or property to any shareholders without adequate consideration.
(f)	Make changes to the Company’s By-Laws or Certificate of Incorporation, except as may be required pursuant to the terms and conditions of this Agreement; and
(g)	Make any material changes to the Company’s current business plan.

 USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock which we are selling to Highland and which subsequently may be offered and sold from time to time by the selling stockholders.   We will use the proceeds from the sale of our Common Stock to Highland pursuant to the Equity Line Agreement, to secure disposal locations, build well pad, work over wells (readying it for disposal) or drill new wells, build a facility, and install tanks.

The maximum proceeds of the sale of our Common Stock to Highland pursuant to the Equity Line Agreement shall be $1,875,000 and shall be applied by us substantially as set forth in the table below.  Nevertheless, Management has the right, in its sole and absolute discretion, to vary the use of the proceeds; provided, however, that any such variation shall not be more than 25% more or 25% less than the amounts set forth for each item below.

Application	Amounts Assuming the Company utilizes the full amount of the equity line ($1,875,000 is raised)
Secure permits, operating capital, well site lease	$30,000
Rig work, perforating casing, mobilization of well equipment	$470,000
Turnkey operations facilities, tanks, pumps and electrical hook ups	$800,000
Casing, tubing and work string	$200,000
Executive Compensation	$140,000
Legal Fees	$102,500
Offering Expenses	$8,900
Working Capital	$123,600
TOTAL	$1,875,000

We will not receive any cash or other proceeds from the selling stockholders’ sales of their respective shares.

 DETERMINATION OF OFFERING PRICE

The selling stockholders may offer their shares of Common Stock from time to time through public or private transactions, at a price of $0.035 per share until the shares are traded or at such time as the shares of the Company are traded on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed and then at the prevailing market price or in negotiated transactions or through a combination of such methods.  The prices at which the selling stockholders offer their shares of Common Stock may not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

DILUTION

This Prospectus is a registration of newly issued shares of Common Stock to the selling stockholders and may result in the dilution of existing stockholders.

SELLING SECURITY HOLDERS

We have prepared this Prospectus in order to allow the selling stockholders or their assigns, transferees or other successors in interest to resell up to an aggregate of 75,000,000 shares of our Common Stock.  We may from time to time supplement or amend this Prospectus, as required, to provide information with respect to the selling stockholders.

The following table sets forth certain information with respect to ownership of the issued and outstanding shares of our Common Stock. The selling stockholders listed in the table intend to sell any or all of their shares. The selling stockholders have not expressed the intention of immediately selling their shares. Therefore, no estimate can be given as to the number of shares of Common Stock which will be sold pursuant to this Prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this Prospectus to name successors to any named selling stockholders who will be able to use this Prospectus to resell the securities registered hereby.

NAME OF SELLING SECURITY HOLDER4	Beneficial Holdings before the Offering 1	No. of Shares to offered2	No. of Shares to be owned after completion of the Offering 3	% to be owned after completion of the Offering3

Highland Global Partners, Inc. 5	69,375,000	61,875,000	7,500,000	4.05%
445 Central Avenue, Suite 366
Cedarhurst, NY11516

Mintz & Fraade, P.C. 6	17,125,000	13,125,000	5,000,000	2.70%
488 Madison Avenue
New York, New York, 10022

1 Includes ownership of existing Common Stock and assumes that the Company has fully exercised the Equity Line and all the Put Shares of Common Stock have been purchased. Does not include Preferred Stock which may be received in the future.
2 Assumes the Company fully exercises the Equity Line and all the Put Shares of Common Stock have been purchased.
3  Assumes that the selling stockholders sell all of the Put Shares.
4 None of the selling stockholders listed in this table have held a position or office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.
5 Robert Rubin has sole voting and investment power for Highland Global Partners, Inc.
6 Frederick M. Mintz, Esq. and Alan P. Fraade, Esq. have voting and investment power for Mintz & Fraade, P.C.

PLAN OF DISTRIBUTION

The 75,000,000 shares of Common Stock offered by this prospectus are being offered for resale by the selling stockholders as follows; the Common Stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices, at negotiated prices, or at fixed prices, which may be changed. The selling stockholders and any of their pledges, assignees, and successors-in-interest may offer and sell the shares of Common Stock offered by this prospectus from time to time in one or more of the following transactions:

•	In ordinary broker’s transaction;
•	Through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions;
•	in the over-the-counter market;
•	in transactions other than in the over-the-counter market (including negotiated transactions or other private transactions);
•	by pledge to secure debts and other obligations or on foreclosure of the pledge; or
•	in a combination of the above transactions.

We will pay the costs and fees of registering, offering and sale of the shares of Common Stock to Highland and by the selling stockholders.

The selling stockholders are “underwriters” within the meaning of the Securities Act.

The selling stockholders have agreed not to engage in any direct or indirect selling of our common stock, other than the common stock registered pursuant to this Registration Statement, during the term of the Equity Line .

This offering shall terminate upon the date that all shares offered by this prospectus have been sold by the selling stockholders.

DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which are being filed as exhibits to the Registration Statement to which this prospectus is made a part.

Our authorized capital stock consists of 500,000,0000 shares of Common Stock, par value of $ 0.001 per share, and 35,000,000 shares of Preferred Stock, par value of $0.001 per share.  As of the date hereof, there are 110,000,000 shares of Common Stock issued and outstanding.

Common Stock

On December 19, 2011, we issued 80,000,000 shares of Common Stock as follows (A) forty million (40,000,000) shares to Griffin Scarlett for consideration of $200 and (B) forty million (40,000,000) shares to Ty Warbington for consideration of $200.  Subsequent to March 31, 2012, we issued 30,000,000 shares of Common Stock as follows (A) ten million (10,000,000) shares to Breckenridge Associates, Inc for consideration of $50, (B) ten million (10,000,000) shares to Highland Global Partners, Inc. for consideration of $50 and (C) ten million (10,000,000) shares to McLain Investments LLC for consideration of $50.

On June 26, 2012 the Delaware Company acquired from the stockholders of the Wyoming Company one hundred (100%) percent of the issued and outstanding shares of the Wyoming Company in exchange for an equal number of shares of the Delaware Company.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote for each share which they hold on all matters to be voted upon by the stockholders.  The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its sole and absolute discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, including, but not limited to, payment to the holders of Preferred Stock as required by the terms of such Preferred Stock.  All of the outstanding shares of Common Stock are fully paid and non-assessable.  The stockholders do not have cumulative or preemptive rights.  There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Preferred Stock

We have authorized thirty five million (35,000,000) shares of Preferred Stock, of which twenty million (20,000,000) shares shall be designated as Series A Convertible Anti-Dilutive Preferred Shares (the “A-Preferred”).

We intend to issue twenty million (20,000,000) shares of A Preferred within the period commencing seven (7) months after the Trading Date and terminating ten (10) months after the Trading Date to the following or their assignees:

(A) 2,250,000 shares to Griffin Scarlett;
(B) 2,250,000 shares to Ty Warbington;
(C) 4,500,000 shares to McLain Investments LLC;
(D) 9,000,000 shares to Highland Global Partners, Inc. based upon the 75,000,000 Put Shares being purchased; and
(E) 2,000,000 shares divided pro rata amongst all stockholders who own free trading stock other than Highland as of the date which is seven (7) months after the Trading Date.

The A-Preferred attributable to the Common Stock which the Highland shall have paid for shall be issued to Highland. The A-Preferred attributable to the Common Stock which the Highland have not paid for shall be held in escrow by Mintz & Fraade, P.C. pursuant to an Escrow Agreement, which is included as an Exhibit to this Registration Statement,  and shall be released as the Put Shares are paid for.

The twenty million (20,000,000) shares of Series A Convertible Anti-Dilutive Preferred Stock which shall be convertible into Common Stock for a period of ten (10) years after the date of issuance at a ratio of six for one (6:1); that is, each share of the A-Preferred shall be converted into six (6) shares of Common Stock. The holders of the A-Preferred are entitled to one vote for each share they on an as converted to Common Stock basis; that is, each share of A- Preferred shall be entitled to six votes for each share which they hold on all matters to be voted upon by the stockholders.

If the Company declares or pays dividends with respect to shares of Common Stock, then the Company simultaneously shall pay dividends to each stockholder of the A Preferred on an as converted to Common Stock basis. Additionally, if there are any unpaid dividends at the time any stockholder of A Preferred exercises his, her or its right to convert to Common Stock, such unpaid dividends shall be payable in additional shares of Common Stock.

The A-Preferred shall have anti-dilutive rights.  For example, if there are 120,000,000 shares of the Company’s Common Stock issued and outstanding and 10,000,000 shares of the Series A Preferred Stock issued and outstanding which are convertible into 60,000,000 shares of Common Stock and there is a 1:4 reverse split of the Common Stock, decreasing the number of shares of the Company’s issued and outstanding Common Stock from 120,000,000 to 30,000,000 shares, the Series A Preferred Stock shall retain the right to convert to 60,000,000 shares of Common Stock so that after the conversion of the Series A Preferred Stock the holders of the Series A Preferred Stock will own two thirds (60,000,000 out of a total of 90,000,000) of the issued and outstanding shares of Common Stock in spite of the fact that, prior to the reverse split, the holders of the Series A Preferred Stock would have owned one third (60,000,000 out of a total of 180,000,000) of the issued and outstanding shares.

In the event of a Liquidating Transaction, the holders of the A- Preferred Stock are entitled to payment of an amount equal in value to one million ($1,000,000) dollars before payment to holders of any other securities of the Company, to be distributed on a pro rata basis, based upon the number of shares of Preferred stock issued and outstanding. The holders of the A Preferred are then entitled to participate with the holders of all other securities on an as converted to Common Stock basis in the distribution of all of the remaining proceeds available.

Our directors can issue fifteen million (15,000,000) shares of Preferred Stock, from time to time without stockholder approval, provided however they are issued subject to the following; holders of Preferred Stock which may be issued in the future shall have no more than one vote per share on all matters to be voted upon by the stockholders, shall not have anti-dilutive rights and shall not be entitled to interest payable or accrued.

Stockholders

As of the date hereof, there are 12 holders of record of our Common Stock.

The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act.

Dividends

We have not paid any cash dividends to date, and do not anticipate or contemplate paying dividends in the foreseeable future.  Dividends, if any, will be contingent upon our revenues and earnings, if any, and capital requirements and financial conditions.  It is the present intention of management to utilize all available funds for the development of our business.   The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon the earnings, capital requirements, our financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements as of and for the year ended December 31, 2011 included in this prospectus have been audited by EFP Rotenberg LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

Mintz & Fraade, P.C., issued an opinion with respect to the issuance of our shares. Mintz & Fraade, P.C. shall receive 5,000,000 shares of our restricted Common Stock, shall receive 17.5% of the Put Shares purchased by Highland and  shall receive 25% of the Preferred Stock to which Highland are entitled once issued pursuant to the terms of the Escrow Agreement. Mintz & Fraade, P.C. is a selling stockholder.

DESCRIPTION OF BUSINESS

Business of Issuer

Advantage Disposal Solutions, Inc. (“we”, “us”, “our”, or the “Company”) was incorporated pursuant to the laws of the State of Wyoming on November 2, 2011 (the “Wyoming Company”). On June 21, 2012, the Company was incorporated pursuant to the laws of the State of Delaware (the “Delaware Company”). Subsequently, the Delaware Company acquired from the stockholders of the Wyoming Company one hundred (100%) percent of the issued and outstanding shares of the Wyoming Company in exchange for an equal number of shares of the Delaware Company. All references to our shares in this Prospectus, reflects the shares authorized and issued in the Delaware Company.

We intend to become a leader of the Waste Water transportation, processing and disposal industry, and play a major role in the injection well industry. Our intended business is to facilitate, what management believes will be, the efficient and reliable disposal of waste byproducts of drilling, completion and production of oil and gas wells.

There are three major types of waste products of the drilling industry which will be our primary focus: “Drill Mud”, “Frac Water” and “Production Water” (collectively “Waste Water”).  We intend to use injection wells to dispose of Waste Water. Waste Water injection wells, or simply referred to as injection wells, are usually constructed of solid-walled pipes which are placed into the ground between layers of rocks. The Waste Water is then injected into these pipes to avoid polluting or adversely affecting fresh water. We intend to solicit trucking companies to transport the Waste Water from the oil wells where the Waste Water is produced to our injection wells where the Waste Water will be injected 4,000-5,000 feet into the ground.  This depth is required to avoid contaminating the ground water.

We intend to market directly to all Waste Water producers, trucking companies and energy providers initially in North Dakota. In addition, North Dakota regulations prohibit the use of earthen pits or open receptacles to store or dispose of Waste Water. Accordingly, there is a demand for deep well injection sites to dispose of waste water continuously being produced as a byproduct of the drilling industry.

Our initial plan is to obtain permits to drill injection wells, drill the wells, and install facilities to accommodate the disposal of Waste Water in a safe and efficient manner. We intend to form relationships with trucking companies who haul Waste Water from oil and gas wells and intend to work directly with energy companies to become their designated waste water disposal company.  We intend to have multiple Waste Water disposal facilities in close proximity to oil well sites to offer what we believe will be a quicker turnaround time for trucking companies, and an anticipated cheaper and more efficient disposal for the energy companies. We would use injection wells to dispose of Waste Water. We intend to solicit trucking companies to transport the Waste Water from the oil wells where the Waste Water is produced to our injection wells. Based upon other disposal wells in the region, an injection well of our proposed type can inject anywhere from 1,500 to upwards of 14,000 barrels per day.  We intend to offer Waste Water disposal rates in line with the competition in the industry: $0.65 per barrel of Production Water, and $1.75 per barrel of Drill Mud and Frac Fluid.

We estimate that our first injection well site, which we intend to locate in McKenzie County, will be capable of injecting from 3,000 to 7,000 barrels of waste water per day.  McKenzie County has recently experienced a surge in oil production and well drilling.  We believe this will provide a fertile launching ground for our Company because management believes there is an abundance of oil wells in need of waste water disposal services in close proximity to our initial injection well site.

Management believes the waste water disposal market is open to new companies because there are currently an insufficient number of injection wells and Waste Water disposal facilities in North Dakota. As of March 2011 there were 300 Waste Water disposal injection wells. Christopher Bjorke, Wastewater matches oil production, Bismarck Tribune, Mar. 5, 2011. In view of the fact that there are over 6000 oil-producing wells, there is approximately one Waste Water injection well for every twenty oil wells. There are a number of Waste Water disposal facilities run by competitors in North Dakota, as well as larger oil companies such as Hess, EOG, Synergy, Whiting, Marathon, Petro-Hunt, Brigham and Continental who have their own injection well sites to dispose of the waste water produced from their own oil wells. Nevertheless, non-affiliated public oil producers do not have access to the injection well sites owned by these private companies.  In fact, many of the smaller oil companies do not have the resources to dispose of their own Waste Water, and contract with third-parties to do so. Therefore, there is potential demand for the Waste Waster disposal sites we intend to offer.

In addition, with the use of proper facility engineering and chemical treatments we will be able to extract oil from the Waste Water prior to injection and sell such oil.  The oil which we shall extract can boost our profits between 20 to 75 percent depending upon the types of waste water which we receive and how it is handled.  This oil is the same North Dakota Sweet crude which the producers are selling and our effective separation of it can boost our profit margins and will enable us to grow faster.

Employees

We have two full-time employees, our President, Griffin Scarlett, and our Vice President, Ty Warbington. They do not currently have employment contracts with the Company. See “Executive Compensation” on Page 30 of this Prospectus. We anticipate that we shall require additional employees to operate our planned initial injection well site once it is ready for operation.

Reports to security holders

(1) Prior to the filing of this Prospectus, we were not required to deliver an annual report to our security holders.   We expect to deliver such a report to our security holders in the future as required by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

(2) We will file reports with the SEC.  We will be a reporting company and we will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials which we file with the SEC at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C.  20549.  The public may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site which contains reports, proxy and information statements, and other information regarding issuers which file electronically with the SEC, which can be found at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Our offices are located at 42583 North Coyote Road in Queen Creek, AZ, which is the residence of one of our officers and directors. We are not paying any rent or other costs with respect to the use of such facility. We intend to locate satellite offices in western North Dakota close to our well sites. We intend to have personnel and surveillance on location to supervise the waste water disposal facility.

LEGAL PROCEEDINGS

There are not presently any material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to be threatened or contemplated against us.

MARKET PRICE AND DIVIDENDS OF COMMON EQUITY

There is no trading market for our Common Stock at present, and there has not been any trading market for our Common Stock in the past. There can be no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Our Common Stock is not listed on an exchange or otherwise traded and we have not applied for our stock to be listed on an exchange or otherwise traded as of the date of this prospectus.

We have never paid dividends on our Common Stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock.  Moreover, even if it has sufficient earnings, it is not obligated to declare dividends with respect to the Common Stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

SELECTED FINANCIAL DATA

You should read the following selected financial data together with our financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition” section of this prospectus.  We have derived the statements of operations data from our audited financial statements included in this prospectus.  Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our results for any interim period are not necessarily indicative of results for a full fiscal year.

	For the three month period ending March 31, 2012	For the period from November 2, 2011 (inception) through March 31,2012

Statement of Operations Data

Total Revenue	$-	-
Operating Income (Loss)	$(5,030)	(6,386)
Net income (loss) after taxes	$(5,030)	(6,386)
Net income ( loss) per share	$0.00	0.00

Balance Sheet Data –December 31, 2011

Total assets	$90	90
Total liabilities	$6,076	6,076
Stockholders’ deficit	$5,986	5,986

See notes following Financial Statements

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes related thereto.

Forward-Looking Statements

Statements in this Management’s Discussion and Analysis or Plan of Operations section which discuss future expectations and plans, which are to be considered forward-looking statements as defined by Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, as amended.  Sentences which incorporate words such as “believes,” “intends,” “expects,” “predicts,” “may,” “will,” “should,” “contemplates,” “anticipates,” or similar statements are based upon our beliefs and expectations using the most current information available to us.  In view of the fact that our discussions in this Management’s Discussion and Analysis or Plan of Operations section are based upon our estimates and beliefs concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements.  Moreover, although we reasonably expect, to the best of our knowledge and belief, that the results to be achieved by us will be as set forth in the following discussion, the following discussion is not a guarantee and there can be no assurance that any of the potential results which are described will occur.  Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material. These forward-looking statements involve a number of risks and uncertainties, including, but not limited to, the following: (i) our limited operating history, (ii) competition, (iii) our need for additional financing to develop our products and meet our capital requirements, (iv) the fact that many of the services we aim to provide are currently already provided by the companies we aim to service, (v) significant governmental regulation.  In order to have investors better understand our services, we have attempted to simplify the technical terminology and explanations; however, this may have resulted in a less accurate description of those services or technologies.  Therefore all investors should consult their respective counsel and advisors with respect to an understanding of our services.

Notwithstanding the preceding paragraph, the PLSRA of 1995 does not apply to statements made by an issuer of penny stock nor does it apply to statements which are made in connection with an initial public offering.

Liquidity and Capital Resources

As of December 31, 2011, our available cash was $400. As of March 31, 2012 our available cash was $90 . When and if we are able to develop and commence services, our liquidity will depend upon our ability to obtain land to drill upon, obtain proper leases for drilling, the construction of the disposal injection wells, and the ability to directly market and obtain clients for our services.  If we are unable to develop these services which have commercial potential and produce revenues, it is likely that we will deplete our capital quickly, and may not be able to continue as a going concern.

We plan to open a well site in the 2012 fiscal year. Management estimates approximately $1,500,000 will be required to finance the Company’s cost of obtaining and constructing our initial injection well site. Funds required to finance our initial injection well site are expected to come from funds received pursuant to the Equity Line Agreement with Highland .  We further believe that the timeframe for constructing our initial well site is anywhere from 45 to 145 days after we have received funding. This presents a number of issues, because the longer it takes to build the initial injection well sites potentially the more funds it will require to complete the construction, and it will be a longer period of time between receiving the initial funding pursuant to this Prospectus and when we are able to receive revenues from operations.

Results of Operations

We have had no operations to date, and thus have no operating results.

For the months ended December 31, 2011 and March 31, 2012 total expenses were $1,356 and $6,076 respectively. These were incurred as a result of organizational costs and other related expenses.

We believe that the following trends are likely to have a favorable material impact upon our revenues or income from our proposed operations: (A) oil prices, which had recently declined substantially are rising again which will likely result in increased spending on oil exploration and oil production worldwide, resulting in increased potential demand for the services we intend to offer; (B) demand for oil, which had recently decreased, is rising again.  This rise in the demand for oil is likely to increase spending on oil exploration and oil production worldwide, resulting in increased potential demand for the services we intend to offer; and (C) recent boom in oil production in North Dakota which is estimated to continue, will also produce more waste water and higher demand for the services we intend to offer.

We believe that the following trends are likely to have an unfavorable material impact upon our revenues or income from our proposed operations: (A) concerns with respect to climate change caused by fossil fuel use, which are likely to result in many governments taking action to reduce the use of fossil fuels, which may result in a decrease in spending on oil exploration and oil production, resulting in a decreased potential demand for the services which we intend to offer; (B) government policies promoting alternate fuels and alternative energy sources, which are likely to decrease oil demand, which may result in a decrease in spending upon oil exploration and oil production, resulting in a decreased potential demand for the services we intend to offer; (C) the availability of crew and rigs to work in the oilfields is a limiting factor which slows the production of oil, and thus also slowing the production off waste water; and (D) it is possible that the amount of waste water produced will eventually plateau as North Dakota’s oil industry moves from a period of intense exploration to one of steady production, which means there will be a slowing in demand for the services we intend to offer.

During the term of our existence, we have not had any revenues or income as we have had no operations to date.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles since our formation, and there are no disagreements between us and our accountants on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to market risks associated with interest rates and commodity prices.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers and additional information concerning them are as follows:

NAME	AGE	POSITIONS AND OFFICES HELD	TIME POSITION HELD

Griffin Scarlett	32	President and Director	Since inception
Ty Warbington	34	Vice President and Director	Since inception

There are no employment agreements with the Company at this time. There are no agreements or understandings for the officers and directors to resign at the request of another person, and the above-named officers and directors are not acting on behalf of, nor will act at the direction of, any other person.

Griffin Scarlett, our President, has been an officer and director since inception. Mr. Scarlett has a background in building and construction. He was a Managing Partner at DogStop Inc, a real estate company, from June 2010 until June 2011, where he oversaw the development of acreage including water and electric services and road work. Prior to that, from November 2008 until May 2010, he owned and operated Scarlett Enterprises where he sold completion chemicals to oilfield service companies. Prior to that, from April 1999 for nine years, he owned, operated, and worked as a project manager, planner, and laborer for Scarlett Fencing, a fencing company in Wyoming. Mr. Scarlett graduated from Jackson Hole High School in 1999.

Ty Warbington, our  Vice President, has been an officer and director since inception.  Mr. Warbington has experience in the water well field with significant experience in welding, electrical and general construction in the oil industry.  Since 2008, he has been a trades-helper for the Salt River Project, a project aimed at delivering low-cost, reliable power and water. Prior to that, he founded T.D.C. Enterprises, a demolition company, which he ran from May 2005 until August 2008. Prior to that, April 2001 until April 2005, he was a mainframe computer operator, auxiliary support and team leader for Consultants for Government and Industry, an information technology management and business process services company. Mr. Warbington has taken courses at Central Arizona College during the academic year 1996 to 1997, and has proficiency in Mainframe Operation Programs.

Our Officers and Directors have not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K during the past ten years.

Significant Employees

There are no persons other than our officers and directors who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Audit Committee Financial Expert

Our board of directors acts as the audit committee to our Board of Directors; there is no separate audit or other committees.  We have no qualified financial expert at this time because we have not been able to hire a qualified candidate.  Further, we believe that we have inadequate financial resources at this time to hire any such qualified expert.  We do intend, however, to hire a qualified expert in the future, when resources allow us to search for and employ an appropriate individual for this position.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our officers meet the highest standards of ethical conduct. The Code of Ethics requires that our officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Involvement with certain material legal proceedings during the past five years

(1)           None of our directors, officers, significant employees or consultants have been convicted in a criminal proceeding, exclusive of traffic violations, or are subject to any pending criminal proceeding.

(2)           No bankruptcy petitions have been filed by or against any business or property of any of our directors, officers, significant employees or consultants nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3)           None of our directors, officers, significant employees or consultants have been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4)           None of our directors, officers or significant employees have been convicted of violating a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Our officers and directors will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement our business plan as outlined herein.

Neither Griffin Scarlett nor Ty Warbington currently receives a salary. Pursuant to verbal agreements both will enter into a 5 year employment agreement, pursuant to which Griffin Scarlett will receive an initial salary of $75,000 and Ty Warbington will receive an initial salary of $65,000. They will begin receiving salaries only after we have received gross proceeds of $500,000 from the sale of stock to Highland, pursuant to the Equity Line. The compensation shall be reviewed by the compensation committee of the Board of Directors two years after the date upon which compensation is first received. If at such time there is no compensation committee, then the Board of Directors shall review the compensation.

We have agreed to provide family health insurance coverage, however, no retirement, pension, profit sharing, stock option or insurance programs or other similar programs are provided for the benefit of directors, officers, or other employees have been adopted by us.

In accordance with the requirements of Item 402(c) of Regulation S-K of the Securities Act, set forth below is a summary compensation table.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARS	LTIP Payouts (#)	All Other Compensation ($)

Griffin Scarlett, President	2011	$0	0	$0	$0	0	0	$0

Ty Warbington, Vice President	2011	$0	0	$0	$0	0	0	$0

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, we have 110,000,000 shares of Common Stock issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each stockholder known to be the beneficial owner of more than 10% of our Common Stock; (ii) by each director and executive officer; and (iii) by all executive officers and directors as a group.  Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned.   Also included are the shares held by all executive officers and directors as a group.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF BENEFICIAL OWNERSHIP1	PERCENT OF CLASS1
Common Stock	Griffin Scarlett 42583 North Coyote Road Queen Creek, Arizona 85140	40,000,000	21.62%
Common Stock	Ty Warbington 42583 North Coyote Road Queen Creek, Arizona 85140	40,000,000	21.62%
Common stock	Highland Global Partner, Inc. 445 Central Avenue, Suite 366 Cedarhurst, NY 11516	69,375,000	37.50%
Common Stock	Officers & Directors as a group (2 persons)	80,000,000	43.24%

1 Includes ownership of existing Common Stock and assumes the Company will fully utilize the Equity Line.

There are no contracts or other arrangements which could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest

CORPORATE GOVERNANCE

We did not hold any meetings of our Board of Directors during the last fiscal year, but took actions by written consent in lieu of meetings.  Our policy with respect to director attendance at the annual shareholder meeting is that directors are encouraged, but not required, to attend shareholder meetings.  We have not yet held any shareholder meetings.

Our Board of Directors acts as the Nominating Committee, Audit Committee, and Compensation Committee; there are no separate committees fulfilling those roles.

The Board of Directors believes that it would be a poor use of resources to organize separate committees for those functions, as our directors have a thorough knowledge of the Company’s business and affairs and are able to perform those functions effectively.

All directors participate in the nomination of directors.

All directors participate in the consideration of director and executive officer compensation.

We have no qualified financial expert at this time because we have not been able to hire a qualified candidate.  Further, we believe that we have inadequate financial resources at this time to hire any such qualified expert.  We do intend, however, in the future, when resources allow us to search for a qualified individual for this position.

Any shareholder may contact any board member by sending mail to the company’s address.

DISCLOSURE OF COMMISSION POSITION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Except for certain brokerage commissions and discounts which if incurred will be paid by Highland , we will pay all costs and expenses in connection with this offering, including, but not limited to, all expenses related to the costs of preparing, reproducing or printing this registration statement, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $111,400.83 . This includes:

Attorney fees	$102,500.00
Audit fees	3,500.00
SEC filing fee	300.83
Transfer agent (6 months)	600.00
Miscellaneous expenses	2,500.00
Edgar Filing Fees	2,000.00
Total	$111,400.83

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated in the State of Delaware and the following applies;

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify  directors and officers as well as other employees and individuals against expenses including  attorneys' fees, judgments, fines and amounts paid in settlement  in  connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation,  a derivative action, if they acted in good faith and in a manner they reasonably believed  to be in or not opposed to the best interests of the corporation, and, with  respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions,   except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification which may be granted by a corporation's   certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

      (i)     any breach of the director's  duty of loyalty to the corporation or its stockholders;

      (ii)    acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      (iii)   payments of unlawful dividends or unlawful stock repurchases or redemptions; or

      (iv)    any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of s such repeal or modification.

RECENT SALES OF UNREGISTERED SECURITIES

On December 19, 2011, we issued and sold 80,000,000 shares of Common Stock with par value of $0.0001 per share as follows (A) forty million (40,000,000) shares to Griffin Scarlett for $200 and (B) forty million (40,000,000) shares to Ty Warbington for $200.   These shares were sold in reliance on Section 4(2) of the Securities Act 1933, as amended, exemption from registration.

On April 10, 2012, our Board of Directors approved the sale of  30,000,000 shares of Common Stock with par value of $0.0001 per share as follows (A) ten million (10,000,000) shares to Breckenridge Associates, Inc for $50, (B) ten million (10,000,000) shares to Highland Global Partners, Inc. for $50 and (C) ten million (10,000,000) shares to McLain Investments LLC for $50. These shares were sold in reliance on Section 4(2) of the Securities Act 1933, as amended, exemption from registration.

On June 26, 2012 the Delaware Company acquired from the stockholders of the Wyoming Company one hundred (100%) percent of the issued and outstanding shares of the Wyoming Company in exchange for an equal number of shares of the Delaware Company.

EXHIBITS SCHEDULE

The following exhibits are filed with this registration statement:

Exhibit Number	Description

EX-3.(i)	Articles of Incorporation
EX-3.(ii)	By-laws
EX-5	Opinion of Mintz & Fraade P.C.
EX-10	Equity Line Agreement with Highland Global Partners, Inc. including Exhibits
EX-23	Consent of EFP Rotenberg LLP

UNDERTAKING

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (?230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Advantage Disposal Solutions, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Queen Creek in the State of Arizona, on July 24, 2012 .

Advantage Disposal Solutions, Inc.

Signature	Title	Date
/s/ Griffin Scarlett	President, Director	July 24, 2012
Griffin Scarlet
/s/ Ty Warbington	Vice President, Director	July 24, 2012
Ty Warbington

Dealer Prospectus Delivery Obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (NOVEMBER 2, 2011) THROUGH DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Advantage Disposal Solutions

We have audited the accompanying balance sheet of Advantage Disposal Solutions as of December 31, 2011, and the related statements of  operations, stockholders’ equity, and cash flows for  the period since inception (November 2, 2011) through December 31, 2011. Advantage Disposal Solutions’ management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advantage Disposal Solutions as of December 31, 2011, and the results of its operations and its cash flows for the period since inception (November 2, 2011) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 4.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
April 10, 2012

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 BALANCE SHEET
AS OF DECEMBER 31, 2011

As of December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$400

Total Assets	$400

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$261
Loan from stockholder / officer	1,095

Total Current Liabilities	1,356

Commitments and contingencies	-

STOCKHOLDERS’ DEFICIT
Shareholders’ deficit:
Common stock, $0.00001 par value, 200,000,000 shares authorized; 80,000,000 issued and outstanding at December 31, 2011	800
Additional Paid In Capital	-
Deficit accumulated during development stage	(1,756)

Total Stockholders’ Deficit	(956)

Total Liabilities and Stockholders’ Deficit	$400

See accompanying notes to financial statements.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 2, 2011 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011

For the period from November 2, 2011 (Date of Inception) through
December 31,
2011
Revenues
Revenues	$-

Total revenues	-

General & Administrative Expenses
Organization and related expenses	1,356

Total General & Administrative Expenses	1,356

Net Loss	$(1,356)

Basic loss per share	$(0)

Basic weighted average number of shares outstanding	80,000,000

See accompanying notes to financial statements.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM NOVEMBER 2, 2011 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011

				Deficit
				Accumulated
			Additional	During	Total
	Common stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	deficit

Balances, November 2, 2011 (inception)	-	$-	$-	$-	$-
Issue of common stock on December 19, 2011	80,000,000	800	-	(400)	400
Net loss	-	-	-	(1,356)	(1,356)
Balances, December 31, 2011	80,000,000	$800	$-	$(1,756)	$(956)

See accompanying notes to financial statements.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 2, 2011 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011

For the period from November 2, 2011 (Date of Inception) through
December 31,
2011
Cash flows from operating activities:
Net loss	$(1,356)
Net cash used in operating activities	(1,356)

Cash flows from financing activities
Accounts payable	261
Loan from stockholder	1,095
Net cash flows provided by financing activities	1,356

Cash flows from investing activities
Proceeds from issuance of common stock	400
Net cash flows provided by financing activities	400

Net increase in cash and cash equivalents	400

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$400

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-
Cash paid during the period for taxes	$-

See accompanying notes to financial statements.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
INDEX TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND FOR THE PERIOD
FROM INCEPTION (NOVEMBER 2, 2011) THROUGH MARCH 31, 2012

Page(s)
Condensed Balance Sheets as of March 31, 2012 (unaudited) and December 31, 2011	F-8
Condensed Statements of Operations for the three months ended March 31, 2012, and for the period from inception (November 2, 2011) through March 31, 2012 (unaudited)	F-9
Condensed Statements of Cash Flows for the three months ended March 31, 2012, and for the period from inception (November 2, 2011) through March 31, 2012 (unaudited)	F-10
Notes to Condensed Financial Statements for the three months ended March 31, 2012, and for the period from inception (November 2, 2011) through March 31, 2012 (unaudited)	F-11

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2012 (Unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$90	$400

Total Assets	$90	$400

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$261	$261
Loan from stockholder / officer	5,815	1,095

Total Current Liabilities	6,076	1,356

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Shareholders’ deficit:
Common stock, $0.00001 par value, 200,000,000 shares authorized;
80,000,000 issued and outstanding at March 31, 2012 and December 31, 2011	800	800
Additional Paid In Capital	-	-
Deficit accumulated during development stage	(6,786)	(1,756)

Total Stockholders’ Deficit	(5,986)	(956)

Total Liabilities and Stockholders’ Deficit	$90	$400

The accompanying notes are an integral part of these condensed financial statements.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
UNAUDITED

	For The Three Months Ended	For the period from November 2, 2011 (inception) through
	March 31,	March 31,
	2012	2012
Revenues
Revenues	$-	$-

Total revenues	-	-

General & Administrative Expenses
Organization and related expenses	5,000	6,356

Total General & Administrative Expenses	5,000	6,356

Financial Expenses	30	30

Total Financial Expenses	30	30

Net Loss	$(5,030)	$(6,386)

Basic loss per share	$(0)	$(0)

Basic weighted average number of shares outstanding	80,000,000	80,000,000

The accompanying notes are an integral part of these condensed financial statements.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CASH FLOWS
UNAUDITED

	For The Three Months Ended	For the period from November 2, 2011 (inception) through
	March 31,	March 31,
	2012	2012
Cash flows from operating activities:
Net loss	$(5,030)	$(6,386)
Net cash used in operating activities	(5,030)	(6,386)

Cash flows from financing activities
Accounts payable	-	261
Loan from stockholder	4,720	5,815
Net cash flows provided by financing activities	4,720	6,076

Cash flows from investing activities
Proceeds from issuance of common stock	-	400
Net cash flows provided by financing activities	-	400

Net increase in cash and cash equivalents	(310)	400

Cash and cash equivalents, beginning of period	400	-

Cash and cash equivalents, end of period	$90	$400

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for taxes	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

Note 1- Basis of presentation

The accompanying unaudited condensed financial statements of the Advantage Disposal Solutions, Inc. have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the period from inception (November 2, 2011) through December 31, 2011.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the six-month period have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms "Company", "we", "us" or "our" mean Advantage Disposal Solutions, Inc. included in these financial statements.

Note 2- Organization and Description of Business

Advantage Disposal Solutions, Inc. (the “Company”), was incorporated on November 2, 2011. The Company intends to serve as a strategic partner with the energy industry to facilitate efficient and reliable disposal of waste water, a byproduct of drilling, completion and production for oil and gas wells. The Company currently has no operations.

On December 19, 2011, the Company issued 80,000,000 shares of common stock to two stockholders with the par value of $0.00001 per share for total proceeds of $400.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board Accounting Standards Codification 915 (“FASB ASC 915”). Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Summary of Significant Accounting Policies - continued

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Organizational Costs

Organizational costs represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the company. Organizational costs are expensed as incurred in accordance with FASB ASC 720-15, “Start-Up Costs”.

Income Taxes

The Company has adopted the provisions of FASB ASC 740, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Basic Earnings (Loss) Per Share

The computation of income / loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with FASB ASC 260, “Earnings Per Share”. At March 31, 2012 and December 31, 2011, the Company did not have any stock equivalents.

Note 4 - Recent Changes in Accounting Standards

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 5 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 6 – Income Taxes

For the period ended March 31, 2012, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $6,400 at March 31, 2012, and will expire in the year 2031. The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	March 31,	December 31,
	2012	2011
Deferred tax asset attributable to:
Net operating loss carryover	$2,176	$510
Valuation allowance	(2,176)	(510)
Net deferred tax asset	$-	$

Realization of deferred tax assets is not expected, as such, a full valuation allowance against the net operating loss carry-forward has been provided as at March 31, 2012 and December 31, 2011.

The Company has elected to classify interest and/or penalties related to an uncertain position, if and when required, as part of other expenses in the statements of operation. No such amounts have been incurred or accrued through March 31, 2012 by the Company.

For the period ended March 31, 2012, there is no unrecognized tax benefit. Management does not anticipate any potential future adjustments which would result in a material change to its financial tax position. As of March 31, 2012, the Company did not accrue any interest and penalties.

Note 7 – Stockholders’ Deficit

The Company’s Articles of Incorporation authorize 200,000,000 shares of $0.00001 par value common stock. On December 19, 2011, the Company issued 80,000,000 shares of its Common Stock to two stockholders, in exchange for $400.

Note 8 – Loan from Shareholder/Officer

The amounts due are unsecured, non-interest bearing, and due on demand.

Note 9 –Subsequent Events

On April 10, 2012, the Company issued 30,000,000 shares of Common Stock with a par value of $0.00001 per share as follows (A) 10,000,000 shares to Breckenridge Associates, Inc., (“Breckenridge”) for consideration of $50, (B) 10,000,000 shares to Highland Global Partners, Inc. (“Highland”) for consideration of $50, and (C) 10,000,000 shares to McLain Investments LLC (“McLain”) for consideration of $50.

On June 21, 2012, Advantage Disposal Solutions, Inc. (“Advantage Disposal Delaware”) was incorporated in the State of Delaware for the purpose of accomplishing a share exchange with the shareholders of the Company. Advantage Disposal Delaware acquired from the shareholders of the Company a total of 110,000,000 shares of common stock, representing 100% of the issued and outstanding shares of the Company, in exchange for the issuance of 110,000,000 shares of Advantage Disposal Delaware. After this share exchange, the Company became a wholly-owned subsidiary of Advantage Disposal Delaware. As June 21, 2012, the issued and outstanding common stock of Advantage Disposal Delaware is 110,000,000 shares.

The Company entered into an Equity Line Agreement as of July 2, 2012 with Highland Global Partners, Inc. (“Highland”) in order to establish a source of funding for the Company. Pursuant to the terms of the Equity Line Agreement, the Company is required to register, and have included in the offering pursuant to this prospectus, 75,000,000 shares of Common Stock which Highland or its assigns and successors-in-interest (hereinafter collectively referred to as the “selling stockholders”) may purchase from the Company. The Company has the right, but not the obligation, to sell up to seventy five million (75,000,000) shares of Common Stock (the “Put Shares”) at a purchase price of $0.025 per share, from time to time, as and when it determines is appropriate in accordance with the terms of the Equity Line Agreement, for a period of nine (9) months after this Registration Statement is declared effective (the “Equity Line Period”). At the time of each exercise of the Equity Line, the maximum number of Put Shares which the Company is entitled to put shall be ten (10%) percent of the total number of Put Shares. Each exercise of the Equity Line shall be not less than twenty one (21) days after the immediately prior exercise of the Equity Line. The Put Shares shall be paid for by the selling stockholders by payment of cash or a promissory note payable one (1) year after the date of receipt of the subject Put Shares.

From an aggregate of 35,000,000 shares of Preferred stock the Company intends to designate twenty million (20,000,000) shares of Series A Convertible Anti-Dilutive (“A Preferred”). The Company intends to issue 20,000,000 share of A Preferred within the period commencing seven (7) months  after the effective date of this Registration Statement and terminating ten (10) months after the effective date of this Registration Statement as follows (A) eighteen million (18,000,000) shares to Management and the existing stockholders and (B) two million (2,000,000) shares divided pro rata amongst all of the stockholders who own free trading stock other than the selling stockholders as of the date which is seven (7) months after the Registration Statement becomes effective. The A-Preferred attributable to the Common Stock which the selling stockholders shall have paid for shall be issued to the selling stockholders. The A-Preferred attributable to the Common Stock which the selling stockholders have not paid for shall be held in escrow by Mintz&Fraade, P.C. pursuant to an Escrow Agreement and shall be released as the Option Shares are paid for.

The twenty million (20,000,000) shares of Series A Convertible Anti-Dilutive Preferred Stock shall be convertible into Common Stock for a period of ten (10) years after the date of issuance at a ratio of six for one (6:1); that is, each share of the A-Preferred shall be converted into six (6) shares of Common Stock.

The A-Preferred shall have anti-dilutive rights.  For example, if the Company issues 20,000,000 shares of A-Preferred which are convertible into 120,000,000 shares of Common Stock, the anti-dilutive rights would mean that if the Company then does a reverse split, the 200,000,000 shares of Common Stock outstanding would be reduced to 20,000,000 shares, and the 20,000,000 shares of A-Preferred would continue to be convertible into 120,000,000 shares of Common Stock.

Subsequent events have been evaluated through July 24, 2012, the date the financial statements were issued.